Exhibit 99.4

BIRKENSTOCK HOLDING LIMITED

1-2 Berkeley Square

London W1J 6EA

United Kingdom

October 2, 2023

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Manufacturing

100 F Street, N.E.

Washington, D.C. 20549

Attention:	Charles Eastman
Martin James
Erin Donahue
Erin Purnell

RE:	Birkenstock Holding Limited
Registration Statement on Form F-1
File No. 333-274483
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Birkenstock Holding Limited, a Jersey private company (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of Amendment No. 2 to the Company’s above-referenced registration statement on Form F-1 (the “Registration Statement”) relating to the Company’s initial public offering of ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), as of and for the years ended September 30, 2022, 2021 and 2020 and unaudited interim condensed consolidated financial statements as of June 30, 2023 and September 30, 2022 and for the nine months ended June 30, 2023 and 2022.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

(i) the Company is not currently a public reporting company in any jurisdiction;

(ii) the Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under IFRS or any other generally accepted auditing standards for any interim period;

(iii) full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

(iv) the Company does not anticipate that its audited financial statements for the year ended September 30, 2023 will be available until January 2024; and

(v) in no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

[Signature Page Follows]

Very truly yours,

BIRKENSTOCK HOLDING LIMITED

By:	/s/ Nikhil Thukral
Name: Nikhil Thukral Title: Director